    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2001
                                            REGISTRATION STATEMENT NO. 333-53758
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                  FORM S-3/A-1
                             AMENDMENT NUMBER ONE TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                           RETURN ASSURED INCORPORATED
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                     13-3896069
------------------------------------        ------------------------------------
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                                                   Matthew Sebal, President
                                                 Return Assured Incorporated
1901 Avenue of the Stars, Suite 1710        1901 Avenue of the Stars, Suite 1710
       Los Angeles, CA 90067                        Los Angeles, CA 90067
            887.807.4664                                887.807.4664
------------------------------------        ------------------------------------
 (Address, including zip code, and           (Name, address, including zip code,
 telephone number, including area           and telephone number, including area
  code, of registrant's principal                code, of agent for service)
        executive offices)

                               ------------------

                                 With copies to:
                            Adam S. Gottbetter, Esq.
                              James G. Smith, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                           630 Third Avenue, 5th Floor
                             New York, NY 10017-6705
                                  212.983.6900

                               ------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("the Securities Act") check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                               ------------------

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                                               Proposed              Proposed
                                                               Amount           Maximum               Maximum             Amount of
                                                                to be        Offering Price          Aggregate          Registration
Title of each Class of Securities Being Registered           Registered      Per Security(1)      Offering Price(1)          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value, $.001 per share .................   6,515,352           $1.03              $ 6,710,813
Common Stock underlying $1.00 warrant.....................   1,040,000          $ 1.00              $ 1,040,000
Common Stock underlying $1.43 warrant.....................      28,000          $ 1.43              $    40,400
Common Stock underlying $3.00 warrant.....................     333,333          $ 3.00              $   999,999
  Total.............................................................................................$ 8,791,212            $2,198*
------------------------------------------------------------------------------------------------------------------------------------

*Paid with Form S-3, File Number 333-53758 filed January 16, 2001.
 (1) Estimated solely for purposes of calculating the registration fee for the common stock, based upon the average of the bid and asked prices of the common stock on the Nasdaq SmallCap Market on January 11, 2001, pursuant to Rule 457(c) under the Securities Act. For purposes of calculating the registration fee for the common stock underlying the warrants, based on the exercise price of the warrants pursuant to Rule 457(g) under the Securities Act.

THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

================================================================================

This Amendment Number One to Form S-3, File Number 333-53758, filed January 16, 2001, is amended solely (i) to amend the estimated expenses in connection with the distribution of the securities being registered in Part II, Item 14, and
(ii) to include the opinion of counsel as Exhibit 5.1.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Registration Fee                      $ 2,198

Printing and Engraving Expenses                                            7,000

Legal Fees and Expenses                                                   10,000

Accounting Fees and Expenses                                               3,000

Miscellaneous Fees and Expenses                                              500
                                                                         -------

Total                                                                    $22,698

---------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of January, 2001.

                                         RETURN ASSURED INCORPORATED
                                         (Registrant)

                                         By:    /s/ MATTHEW SEBAL
                                             -----------------------------------
                                             Name:  Matthew Sebal
                                             Title: President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 26, 2001.

                                         By: /s/ MATTHEW SEBAL
                                             -----------------------------------
                                             Matthew Sebal
                                             President and Chairman of the Board

                                         By: /s/ MICHAEL HILLERBRAND*
                                             -----------------------------------
                                             Michael Hillerbrand
                                             Director

                                         By: /s/ ROBERT BLAGMAN*
                                             -----------------------------------
                                             Robert Blagman
                                             Director

                                         By: /s/ DALE VANDER GEISSEN*
                                             -----------------------------------
                                             Dale Vander Geissen
                                             Director

                                         By: /s/ BARRY GOLDSAMMLER*
                                             -----------------------------------
                                             Barry Goldsammler
                                             Chief Financial Officer

                                         By: /s/ MICHAEL SWEATMAN*
                                             -----------------------------------
                                             Michael Sweatman
                                             Vice President of Finance and
                                             Chief Accounting Officer

*Executed by Matthew Sebal pursuant to power of attorney filed with Form S-3, File Number 333-53758, filed January 16, 2001.

                                  EXHIBIT INDEX


Exhibit No. Description
----------- ------------
   5.1      Opinion of Kaplan Gottbetter & Levenson, LLP

  23.3      Consent of Kaplan Gottbetter & Levenson, LLP (included in Exhibit 5)

-------------